UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2023

Khosla Ventures Acquisition Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40131	86-1488707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2128 Sand Hill Road Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 376-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KVSA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 9, 2023, Khosla Ventures Acquisition Co. (the “Company”) received a letter (the “Nasdaq Letter”) from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the resignation of Derek Anthony West, as previously disclosed, from the Company’s board of directors and its Compensation Committee, the Company is not in compliance with Nasdaq Listing Rule 5605, which requires that the Company’s Compensation Committee be comprised of at least two directors, all of whom are independent directors as defined by Nasdaq rules.

The Nasdaq Letter further provided that, pursuant to Nasdaq Listing Rule 5605(d)(4), the Company is entitled to a cure period to regain compliance with Nasdaq Listing Rule 5605, which cure period will expire on the earlier of the date of the Company’s next annual stockholders’ meeting or March 7, 2024, or, if the next annual stockholders’ meeting is held before September 5, 2023, then the cure period will expire on September 5, 2023.

The Company must submit documentation, including the biography of any new director, evidencing compliance with the Nasdaq Listing Rule 5605 no later than the compliance date described above. The Company is working diligently to comply with Nasdaq’s Compensation Committee requirements as set forth in the Nasdaq Listing Rule 5605 within the cure period provided by Nasdaq, and expects to evidence compliance to Nasdaq no later than the compliance date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Khosla Ventures Acquisition Co.

Date: May 17, 2023	By:	/s/ Peter Buckland
Name: Peter Buckland
Title: Chief Financial Officer